Exhibit 10.1

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Assignment Agreement”), effective as of December 9, 2024 (the “Effective Date”), is by and between Provectus Biopharmaceuticals, Inc., a Delaware Corporation, having business offices at 800 S. Gay Street, Suite 1610, Knoxville TN 37929 (“Assignor”), and VisiRose, Inc., a Delaware Corporation, having business offices at 800 S. Gay Street, Suite 1610, Knoxville TN 37929 (“Assignee”).

WHEREAS, Assignor and the University of Miami, a Florida not-for-profit corporation, having business offices at 1951 NW 7th Avenue, Suite 300, Miami, Florida 33136 (the “University”) have entered into a certain exclusive license dated as of March 21, 2024, (the “License Agreement”) whereby University granted Assignor a worldwide under certain Patent Rights and Technology to make, have made, use, sell, and import certain Licensed Products and Licensed Processes (as defined in the License Agreement).

WHEREAS, pursuant to the License Agreement, Assignor created Assignee for the purpose of developing and commercializing the Licensed Products and Licensed Process, and, in furtherance therefor, Assignor has agreed to assign all of its rights, title and interests in, and Assignee has agreed to assume all of Assignor’s duties and obligations under, the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms used in this Assignment Agreement but not otherwise defined herein are given the meanings set forth in the License Agreement.

2. Assignment and Assumption.

(a) Assignor hereby sells, assigns, grants, conveys and transfers to Assignee all of Assignor’s right, title and interest in and to the License Agreement and delegates to Assignee all the duties and obligations of Assignor thereunder. Assignee hereby accepts such assignment and assumes all of Assignor’s duties and obligations under the License Agreement and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the License Agreement.

(b) To the extent that, following the Effective Date, any Licensee Background IP (as defined in the License Agreement) is necessary or useful for Assignee to perform the duties and obligations assumed pursuant to Section 2(a), Assignor hereby grants to Assignee a non-exclusive, worldwide, royalty-free license in and to such Licensee Background IP to allow Assignee to perform its duties and obligations pursuant to the License Agreement to the same extent as if Assignee owned such Licensee Background IP.

3. University Approval. By signing in the space provided below, University acknowledges that it has approved and consented to this Assignment Agreement, that this Assignment Agreement shall be a novation, so that Assignor is hereby released of all obligations accruing on and after the Effective Date under the License Agreement, and University will look solely to Assignee for the performance of all duties and obligations under the License Agreement accruing on and after the Effective Date.

4. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances, and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

Provectus Biopharmaceuticals, Inc.

By	/s/ Ed Pershing
Name:	Ed Pershing
Title:	Chairman and Chief Executive Officer

VisiRose, Inc.

By	/s/ Dominic Rodrigues
Name:	Dominic Rodrigues
Title:	Acting Chief Executive Officer

APPROVED:

University of Miami with respect solely to Section 3, above

By	/s/ Norma Sue Kenyon
Name:	Dr. Norma Sue Kenyon, Ph.D.
Title:	Vice Provost for Innovation, University of Miami and Chief Innovation Officer, Miller School of Medicine

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